Exhibit 10.1

EXECUTION VERSION

JOINDER TO THE
CREDIT AGREEMENT

Dated as of June 15, 2012

JOINDER TO THE CREDIT AGREEMENT among GTAT CORPORATION, a Delaware corporation (the “U.S. Borrower”), GT ADVANCED TECHNOLOGIES LIMITED, a company incorporated under the laws of Hong Kong (the “Hong Kong Borrower”), GT ADVANCED TECHNOLOGIES INC., a Delaware corporation (“Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Joinder have the same meanings as specified in the Credit Agreement.

(2)           The U.S. Borrower has requested that the Additional Term Lenders (as defined below) provide to the U.S. Borrower Additional Term Loans (as defined below) pursuant to Section 2.13 of the Credit Agreement on the Additional Term Loan Effective Date (as defined below) and on the effective date of any subsequent Incremental Joinder Supplement (as defined below), in an aggregate principal amount on the Additional Term Loan Effective Date of $30,000,000 plus additional amounts pursuant to Incremental Joinder Supplements not to exceed an additional $45,000,000 in the aggregate, having substantially identical terms with, and having the same rights and obligations under the Credit Agreement as, the outstanding Term Loans.

SECTION 1.           The Credit Agreement is, effective as of the date hereof  and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical positions:

“Additional Term Borrowing” means a borrowing pursuant to Section 2.01(a)(ii) consisting of Additional Term Loans of the same Type made by the Additional Term Lenders and, in the case of Eurodollar Rate Loans, having the same Interest Period.

“Additional Term Commitment” means, as to each Additional Term Lender, its obligation to make Additional Term Loans pursuant to Section 2.01(a)(ii) in an aggregate principal amount not to exceed (a) in the case of each Additional Term Lender that is an Additional Term Lender on the Additional Term Loan Effective Date, the amount set forth opposite such Lender’s name on Schedule 2.01(a)(ii) under the caption “Additional Term Commitment” in respect of such Additional Term Borrowing and (b) in the case of any Additional Term Lender that becomes a Additional Term Lender after the Additional Term Loan Effective Date, the amount specified (i) in any Incremental Joinder Supplement or (ii) in the Assignment and Acceptance pursuant to which such Additional Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Additional Term Facility” means, at any time, (a) on or prior to the Additional Term Loan Effective Date or the effective date of any Incremental Joinder Supplement, the aggregate amount of the Additional Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Additional Term Loans of all Additional Term Lenders outstanding at such time. For the avoidance of doubt, any Additional Term Facility shall constitute a portion of the Term Loan Facility hereunder.

“Additional Term Lender” means, at any time, any Lender that has an Additional Term Commitment or an Additional Term Loan at such time.

“Additional Term Loan” means a Loan made pursuant to Section 2.01(a)(ii).  For the avoidance of doubt, each Additional Term Loan shall constitute a Term Loan hereunder.

“Additional Term Loan Effective Date” means the date of satisfaction of the conditions precedent to effectiveness set forth in Section 3 of Joinder No. 1 to this Agreement.

“Joinder No. 1” means the Joinder to this Agreement, dated as of June     , 2012, among Holdings, each Borrower, the Additional Term Lenders party thereto and the Administrative Agent.

“Incremental Joinder Supplement” means a Supplement to Joinder No. 1 executed by one or more Additional Term Lenders, Holdings, each Borrower and the Administrative Agent pursuant to which an Additional Term Lender agrees to make Additional Term Loans pursuant to Section 2.01(a)(ii) on identical terms to those contemplated for the Additional Term Loans made under Joinder No. 1 (and which will provide for an updated, replacement schedule to the one set forth in Section 2.07(a) reflecting the addition of such Additional Term Loans made pursuant to such Incremental Joinder Supplement).

(b)           Section 1.01 of the Credit Agreement is further amended as follows:

(i)             The definition of “Facility” is amended by inserting at the end thereof immediately after the period the following sentence: “For the avoidance of doubt, any Additional Term Facility shall constitute a portion of the Term Loan Facility hereunder.”

(ii)            The definition of “Loan Documents” is amended by inserting at the end thereof immediately before the period the phrase “(l) Joinder No. 1 and (m) each Incremental Joinder Supplement”.

(iii)           The definition of “Term Borrowing” is amended by inserting at the end thereof immediately after the period the following sentence: “For the avoidance of doubt, any Additional Term Borrowing shall constitute a Term Borrowing hereunder.”

(iv)           The definition of “Term Lender” is amended by inserting after the phrase “holds Term Loans at such time” the following: “and (c) any Additional Term Lender”.

(v)            The definition of “Term Loan” is amended by inserting at the end thereof immediately before the period the phrase “or any Additional Term Facility.”

(c)           Section 2.01(a) of the Credit Agreement is hereby amended by inserting the number “(i)” in front of the heading “The Term Borrowing” and inserting the following clause (ii) at the end of such Section to read as follows:

(i)            (ii) Additional Term Borrowings.  Subject to the terms and conditions set forth herein, (a) each Additional Term Lender that is an Additional Term Lender on the Additional Term Loan Effective Date severally agrees to make a single loan in Dollars to the U.S. Borrower on the Additional Term Loan Effective Date in an amount not to exceed such Additional Term Lender’s Additional Term Commitment; and  (b) any Additional Term Lender that becomes an Additional Term Lender after the Additional Term Loan Effective Date agrees to make a loan in Dollars to the U.S. Borrower on the date specified in the Incremental Joinder Supplement executed by such Lender in an amount not to exceed such Additional Term Lender’s Additional Term Commitment. Each Additional Term Borrowing shall consist of Additional Term Loans made by the Additional Term Lenders in accordance with the prior sentence.  Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.  Additional Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”

(d)           Section 2.05(b)(v) is amended by inserting after the phrase “Term Loan Facility” where it appears in clause “first” thereof the phrase “and the Additional Term Facility, on a pro rata basis,”.

(e)           Section 2.06(b) is amended by inserting at the end thereof the following new Section 2.06(b)(iii):

“(iii) Each Additional Term Commitment shall be automatically and permanently reduced to zero on the date of the funding of applicable Additional Term Borrowing”.

(f)            Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date	Term Loan
June 30, 2012	$1,312,500
September 30, 2012	$1,312,500
December 31, 2012	$1,312,500
March 31, 2013	$1,312,500
June 30, 2013	$1,312,500
September 30, 2013	$1,312,500
December 31, 2013	$1,312,500
March 31, 2014	$1,312,500
June 30, 2014	$2,625,000
September 30, 2014	$2,625,000
December 31, 2014	$2,625,000
March 31, 2015	$2,625,000
June 30, 2015	$2,625,000
September 30, 2015	$2,625,000
December 31, 2015	$2,625,000
Fourth Anniversary of the Closing Date	$76,125,000

(f)            Schedule 2.01(a)(ii) is hereby added to the Credit Agreement in the form of the schedule set forth and attached as Exhibit A to Joinder No. 1.

(g)           A new Section 6.19 is hereby added to the Credit Agreement immediately after Section 6.18, to read as follows:

“6.19       Real Estate Deliverables.  Deliver to the Administrative Agent no later than August 31, 2012 (subject to extension in the sole discretion of the Administrative Agent):

(a) Evidence reasonably satisfactory to the Administrative Agent that an amendment (the “Mortgage Amendment”) to the Mortgage has been duly executed, acknowledged and delivered in a form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to continue a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid; and

(b) With respect to the Mortgage Amendment, fully paid date down and modification endorsements to the existing American Land Title Association insurance policy insuring the Mortgage in form and substance reasonably satisfactory to the Administrative Agent.”

SECTION 2.           Additional Term Lenders.  Each Person that executes a signature page to this Joinder as an Additional Term Lender hereby acknowledges that it is, from and after the Additional Term Loan Effective Date, an “Additional Term Lender” for all purposes under the Credit Agreement and has all of the rights and obligations of an Additional Term Lender under the Credit Agreement as amended hereby.

SECTION 3.           Conditions to Effectiveness of Sections 1 and 2.  Sections 1 and 2 of this Joinder shall become effective on the date when, and only when, the following conditions shall have been satisfied (such date, the “Additional Term Loan Effective Date”):

(a)           The Administrative Agent shall have received a counterpart signature page of (1) this Joinder duly executed by (i) Holdings, (ii) the U.S. Borrower, (iii) the Hong Kong Borrower, (iv) the Administrative Agent and (v) each Additional Term Lender who is listed as having an Additional Term Commitment on Exhibit A to this Joinder or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Joinder and (2) the consent attached hereto (the “Consent”) duly executed by each Grantor and Guarantor under the U.S. Security Agreement dated January 31, 2012 and each Guarantor under U.S. Guaranty dated January 31, 2012.

(b)           The Administrative Agent shall have received a certificate of Holdings dated as of the Additional Term Loan Effective Date signed on behalf of Holdings by a Responsible Officer of Holdings, certifying on behalf of Holdings and each Borrower that, (1) the representations and warranties contained in Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects (except that such representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Additional Term Loan Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except that such representations and warranties that are qualified by materiality or Material Adverse Effect were true and correct in all respects) as of such earlier date, and the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, (2) no Default has occurred and is continuing, or would result from the borrowing of the Additional Term Loans or the application of the proceeds thereof and (3) after giving effect to the occurrence of the Additional Term Loan Effective Date and the borrowing of the Additional Term Loans, on a Pro Forma Basis, the Consolidated Leverage Ratio shall be no greater than 1.50:1.00, determined on the basis of the financial information most recently required to be delivered pursuant to Section 6.01 (together with reasonably detailed supporting calculations).

(c)           The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party (or duly authorized committee thereof) authorizing this Joinder, the Additional Term Loans and the other matters contemplated hereby.

(d)           The Administrative Agent shall have received a favorable opinion of Ropes & Gray LLP, counsel to Holdings, the Borrowers and the other Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

(e)           Each Additional Term Lender shall have received, if requested at least two Business Days in advance of the Additional Term Loan Effective Date, a Term Note in connection with the Additional Term Loans, payable to the order of such Additional Term

Lender duly executed by the U.S. Borrower in substantially the form of Exhibit C-1 to the Credit Agreement, as modified by this Joinder.

(f)            Holdings or the U.S. Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Additional Term Loan Effective Date, shall be paying) to the Administrative Agent for the account of each Additional Term Lender, upfront fees equal to 0.50% of the principal amount of such Additional Term Lender’s Additional Term Commitment on the Additional Term Loan Effective Date.

(g)           Holdings or the U.S. Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Additional Term Loan Effective Date, shall be paying) all fees set forth in any fee or engagement letters executed by Holdings in favor of the Arranger and all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and expenses of Shearman & Sterling LLP) incurred by the Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger, and the Administrative Agent in connection with the preparation, negotiation and execution of this Joinder.

SECTION 4.           Representations and Warranties of the Borrower.  Each of Holdings and each Borrower represents and warrants as follows:

(a)                   The execution, delivery and performance by each Loan Party of this Joinder and by each Loan Party signatory to the Consent has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted under the Credit Agreement) under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law, except with respect to any breach or contravention or payment or creation of Liens referred to in clause (ii) or any violation of applicable Law referred to in clause (iii), to the extent that such conflict, breach, contravention, payment, creation of Lien or violation could not reasonably be expected to have a Material Adverse Effect.

(b)                   No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Joinder and the Consent, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings with the SEC, including a Current Report on Form 8-K, and (iii) those other approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(c)                   Both this Joinder and the Consent have been duly executed and delivered by each Loan Party that is party hereto and thereto, respectively.  This Joinder, the

Consent and each of the other Loan Documents, as amended hereby, constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity.

SECTION 5.           Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Joinder, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Joinder.

(b)   The Credit Agreement and each of the other Loan Documents, as specifically amended by this Joinder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Joinder.

(c)   The execution, delivery and effectiveness of this Joinder shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

SECTION 6.           Costs, Expenses  The U.S. Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Joinder and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 7.           Execution in Counterparts.  This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Joinder.

SECTION 8.           Governing Law.  This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GT ADVANCED TECHNOLOGIES, INC., as Holdings

By	/s/Thomas Gutierrez

Name: Thomas Gutierrez
President and Chief Executive Officer

GTAT CORPORATION, as U.S. Borrower

By	/s/Thomas Gutierrez

Name: Thomas Gutierrez
Title: President and Chief Executive Officer

GT ADVANCED TECHNOLOGIES LIMITED, as Hong Kong Borrower

By	/s/Thomas Gutierrez

Name: Thomas Gutierrez
Title: Director

Dire

BANK OF AMERICA, N.A., as Agent and as Lender

By	/s/Douglas M. Ingram
Title: Managing Director

SOVEREIGN BANK N.A., as an Additional Term Lender

BY:	[Illegible]
Title: Vice President

CONSENT

Dated as of June     , 2012

The undersigned, as Grantors and Guarantors under the U.S. Security Agreement dated January 31, 2012 (the “Security Agreement”) and as Guarantor under U.S. Guaranty dated January 31, 2012 (collectively, the “Guaranty”) in favor of the Agent for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Joinder, hereby consents to such Joinder and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Joinder, each of the Security Agreement to which such Grantor is a party and the Guaranty to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Joinder, each reference in the Security Agreement and the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Joinder, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of the applicable Secured Obligations (in each case, as defined therein).  Notwithstanding anything to the contrary herein, for the avoidance of doubt, no security, guaranties or similar interest shall be granted in the assets of or by any Excluded Subsidiary with respect to the U.S. Borrower, which security, guaranties or similar interest guarantees or supports any Obligation of the U.S. Borrower.

GT ADVANCED TECHNOLOGIES INC.

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President and Chief Executive Officer

GTAT CORPORATION

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President and Chief Executive Officer

GT CRYSTAL SYSTEMS, LLC

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President and Chief Executive Officer

GT EQUIPMENT HOLDINGS INC.

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President

LINDBERGH ACQUISITION CORP

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President

GT ADVANCED CZ LLC

By:	/s/Thomas Gutierrez
Name:	Thomas Gutierrez
Title:	President and Chief Executive Officer

Exhibit A

Additional Term
Lenders	Loan Committments
Sovereign Bank, N.A.	$30,000,000